CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statements on Forms S-8 (Nos. 333-27991, 33-88176 and 333-39323) of Stein Mart, Inc. of our report dated February 19, 1999, which appears on page 13 of the 1998 Annual Report to Shareholders, which is incorporated by reference in this Annual Report on Form 10-K.


/s/PricewaterhouseCoopers LLP
-----------------------------
Jacksonville, Florida
April 1, 1999

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